CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                  September 30,     December 31,
                                                      1997              1996
                                                   ------------     -----------
ASSETS                                                     (In Thousands)

Cash and Cash Equivalents                          $  161,744        $  214,459
Securities Available For Sale                         343,877           329,213
Securities Held for Investment (Market Value
 $22,296,000 in 1997; and $35,405,000 in 1996)         22,680            35,580
Federal Home Loan Bank Stock                            5,591             5,591
Mortgage Loans Held for Sale                           11,352             9,870

Loans:
  Commercial                                          367,198           321,068
  Real Estate:
    Residential                                       468,887           491,169
    Commercial                                        319,024           304,530
    Construction                                       21,204            25,084
                                                   -----------------------------
    Total Real Estate                                 809,115           820,783
  Consumer                                            234,191           202,816

Total Loans                                         1,410,504         1,344,667
  Less:  Allowance for Possible Loan Losses           (26,227)          (28,096)
                                                   -----------------------------
Net Loans                                           1,384,277         1,316,571

Accrued Interest Receivable                            13,068            14,179
Other Real Estate Owned                                   685             2,251
Net Deferred Tax Asset                                 10,529            10,647
Other Assets                                           17,802            15,797
Premises and Equipment, Net                            25,673            24,297
Intangible Assets                                      14,209            10,291
                                                   -----------------------------
Total Assets                                       $2,011,487       $1,988,746
                                                   =============================
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                              290,943           286,932
  Certificates of Deposit $100,000 and Over           112,764           104,295
  Savings and Other Time                            1,332,623         1,370,352
                                                   -----------------------------
Total Deposits                                      1,736,330         1,761,579

Short-Term Borrowings                                  70,150            23,992
Accrued Expenses and Other Liabilities                 33,480            26,234
Long-Term Debt                                          3,225             2,540
                                                   -----------------------------
Total Liabilities                                   1,843,185         1,814,345
                                                   -----------------------------
Stockholders' Equity:
  Common Stock - $1 Par Value
    Authorized - 30,000,000 Shares
     Issued - 12,715,655 Shares in 1997;
       and 12,678,625 in 1996                          12,716            12,679
  Surplus                                              75,226            74,706
  Retained Earnings                                   106,304            92,040
  Treasury Stock - At Cost, 1,133,731 Shares in 1997;
    402,413 in 1996                                   (26,681)           (4,770)
  Net Unrealized Gain (Loss) on Securities Available
    for Sale, Net of Taxes of $679,000 in 1997; and
       ($102,000) in 1996                               1,177              (208)
  Unearned Portion of Employee Restricted Stock          (440)              (46)
                                                    ----------------------------
Total Stockholders' Equity                            168,302           174,401
                                                    ----------------------------

Total Liabilities and Stockholders' Equity         $2,011,487       $1,988,746
                                                   =============================

The accompanying notes are an integral part of these financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                          For the Three Months
                                                           Ended September 30,
                                                          1997              1996
                                                          ----              ----
                                               (In Thousands, Except Share Data)
Interest Income:
  Interest on Loans                                    $31,892           $30,140
  Investment Securities:
    Mortgage-Backed Securities                          1,935             1,477
    Taxable                                             3,760             3,705
    Tax-Favored Debt                                        5                17
    Tax-Favored Equity                                    195                85
    Short-Term Investments                                402               517
                                                  ------------------------------
Total Interest Income                                  38,189            35,941
                                                  ------------------------------
Interest Expense:
  Deposits:
    Savings                                             7,611             6,902
    Time                                                7,032             7,348
                                                  ------------------------------
  Total Interest on Deposits                           14,643            14,250

  Short-Term Borrowings                                   589               532
  Long-Term Debt                                           63                46
                                                  ------------------------------
Total Interest Expense                                 15,295            14,828
                                                  ------------------------------
Net Interest Income                                    22,894            21,113
Provision for Possible Loan Losses                      1,013               850
                                                  ------------------------------
Net Interest Income after Provision for
      Possible Loan Losses                             21,881            20,263
                                                  ------------------------------
Noninterest Income:
  Trust Income                                          1,337             1,188
  Service Charges on Deposit Accounts                   1,781             1,542
  Mortgage Servicing Income                               561               652
  Gains on Sales of Mortgage Loans, Net                   606               605
  Credit Card Income, Net                                 998             1,197
  Insurance Commisions, Net                               592                 0
  Other                                                 1,262             1,124
                                                  ------------------------------
Total Noninterest Income                                7,137             6,308
                                                  ------------------------------
Noninterest Expense:
  Salaries                                              6,944             6,575
  Employee Benefits                                     2,089             1,971
  Net Occupancy Expense                                 2,633             2,320
  FDIC Deposit Insurance                                   54                 6
  Other Real Estate Owned, Income and Expense, Net        (63)              (61)
  Other                                                 5,847             5,442
                                                  ------------------------------
Total Noninterest Expense                              17,504            16,253
                                                  ------------------------------
Income Before Income Taxes                             11,514            10,318
Provision for Income Taxes                              3,978             3,441
                                                  ------------------------------
Net Income                                             $7,536            $6,877
                                                  ==============================

Earnings Per Share                                      $0.63             $0.55

Dividends Per Share                                     $0.22             $0.20
Book Value                                             $14.53            $13.65

Weighted Average Common
   and Common Equivalent Shares Outstanding        12,015,202        12,490,224


The accompanying notes are an integral part of these consolidated financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                           For the Nine Months
                                                            Ended September 30,
                                                         1997              1996
                                                         ----              ----
                                              (In Thousands, Except Share Data)

Interest Income:
  Interest on Loans                                    $92,632           $88,795
  Investment Securities:
    Mortgage-Backed Securities                          5,859             4,363
    Taxable                                            11,576            10,398
    Tax-Favored Debt                                       19                72
    Tax-Favored Equity                                    495               755
    Short-Term Investments                              1,293             1,256
                                                --------------------------------
Total Interest Income                                 111,874           105,639
                                                --------------------------------
Interest Expense:
  Deposits:
    Savings                                            21,852            19,974
    Time                                               20,352            22,161
                                                --------------------------------
  Total Interest on Deposits                           42,204            42,135
                                                --------------------------------
  Short-Term Borrowings                                 1,854             1,537
  Long-Term Debt                                          163               146
                                                --------------------------------
Total Interest Expense                                 44,221            43,818

Net Interest Income                                    67,653            61,821
Provision for Possible Loan Losses                      3,038             2,858
                                                --------------------------------
Net Interest Income after Provision for
      Possible Loan Losses                             64,615            58,963
                                                --------------------------------
Noninterest Income:
  Trust Income                                          3,974             3,638
  Service Charges on Deposit Accounts                   5,170             4,665
  Mortgage Servicing Income                             1,703             1,890
  Gains on Sales of Mortgage Loans, Net                 1,657             2,043
  Credit Card Income, Net                               3,752             2,990
  Insurance Commisions, Net                               829                -
  Other                                                 3,672             3,551
                                                --------------------------------
Total Noninterest Income                               20,757            18,777
                                                --------------------------------
Noninterest Expense:
  Salaries                                             20,625            19,013
  Employee Benefits                                     6,883             5,907
  Net Occupancy Expense                                 7,355             7,025
  FDIC Deposit Insurance                                  171                21
  Other Real Estate Owned, Income and Expense, Net          9               113
  Other                                                17,033            16,201
                                                --------------------------------
Total Noninterest Expense                              52,076            48,280
                                                --------------------------------

Income Before Income Taxes                             33,296            29,460
Provision for Income Taxes                             11,359             9,873
                                                --------------------------------
Net Income                                            $21,937           $19,587
                                                ================================
Earnings Per Share                                      $1.79             $1.57

Dividends Per Share                                     $0.64             $0.51
Book Value                                             $14.53            $13.65

Weighted Average Common
   and Common Equivalent Shares Outstanding        12,283,041        12,452,645

The accompanying notes are an integral part of these consolidated financial statements.

Certain amounts for 1996 have been reclassified to conform with 1997 classifications.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
                                       For the Nine Months Ended September, 30,
                                                         1997              1996
                                       ----------------------------------------
                                                             (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                          $21,937          $19,587
  Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for possible loan losses                  3,038            2,858
    Depreciation                                        2,574            2,662
    Amortization of intangible assets                     955              925
    Amortization of premiums, fees, and
     discounts, net                                      (669)          (1,322)
    Deferred income taxes                                (760)              11
    Loans originated and purchased for sale          (120,314)        (150,070)
    Proceeds from sales of loans                      120,238          157,504
    Gain on sales of loans                             (1,657)          (2,043)
Changes in assets and liabilities, net of effect
 from purchase of The Pomerleau Agency, Inc.:
     Accrued interest receivable                        1,111             (847)
     Other assets                                      (4,166)          (2,406)
     Accrued expenses and other liabilities             7,216             (713)
                                                     ---------         --------
      Net cash provided by operating activities        29,503           26,146
                                                     ---------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of The Pomerleau Agency, Inc.,
      net of cash paid                                    721               -
    Proceeds from sales of securities available
      for sale                                         66,694               -
    Proceeds from maturing securities and principal
      payments on securities available for sale       126,333          202,255
    Purchase of securities available for sale        (204,804)        (241,012)
    Proceeds from sales of securities held for
      investment                                        6,843               -
    Proceeds from principal payments on securities
      held for investment                               5,688            3,150
    Purchases of securities held for investment          (199)            (296)
    Loans originated, net of principal repayments     (71,595)         (93,774)
    Purchases of premises and equipment                (3,950)          (2,184)
                                                     ---------        ---------
      Net cash used in investing activities           (74,269)        (131,861)
                                                     ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in deposits               (25,264)         138,987
    Net increase in short-term borrowings              46,158           23,063
    Net increase in long-term debt                        685               42
    Proceeds from issuance of treasury and common
      stock                                               156            1,962
    Dividends on common stock                          (7,673)          (6,293)
    Repurchase of common stock                        (22,011)              -
                                                      --------         --------
      Net cash provided by (used in) financing
        activities                                     (7,949)         157,761
                                                      --------         --------
Net increase (decrease) in cash and cash equivalents  (52,715)          52,046
Cash and cash equivalents at beginning of period      214,459          165,441
                                                      --------         --------
Cash and cash equivalents at end of period           $161,744         $217,487
                                                     =========        =========
Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest                                        $44,032          $28,851
      Income taxes                                      8,244            6,866
    Noncash investing and financing activities:
     Securities transferred from held for investment
       to held for sale                                   515               -
     Loans transferred to other real estate owned       1,477            1,297
     Issuance of treasury and restricted stock            501              279

    Acquisition of The Pomerleau Agency, Inc.:
       Fair value of assets acquired                    7,937                -
       Liabilities assumed                              3,182                -
       Debt issued                                      3,700                -
       Cash paid                                        1,055                -

The accompanying notes are an integral part of these consolidated financial statements.